EXHIBIT  23.1


             REPORT  AND  CONSENT  INDEPENDENT  AUDITORS



The  Stockholders  and  Board  of  Directors
Air  Packaging  Technologies,  Inc.
Valencia,  CA

The audits referred to in our report dated March 30, 1998, included the related financial statement schedules as of December 31, 1997, and for each of the years in the two year period ended December 31, 1997 included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our report included herein and to reference to our firm under the heading "Experts" in the prospectus.

/s/  Hein  +  Associates  LLP

Hein  +  Associates  LLP
Certified  Public  Accountants
Orange,  California
November  11,  1999